United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220

September 22, 2011

Ladies and Gentlemen:

Reference is made to that certain (i) Letter Agreement incorporating the Securities Purchase Agreement - Standard Terms (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”); and (ii) Exchange Agreement (the “Exchange Agreement”), dated as of the date set forth on Schedule A hereto, among the Investor, the Company and First Merchants Capital Trust III (the “Trust”), a Delaware statutory trust created under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.  Pursuant to the Exchange Agreement, at the Closing (as defined in the Exchange Agreement), the Company issued to the Investor the number of capital securities of the Trust set forth on Schedule A hereto (the “Capital Securities”).

In connection with the consummation of the repurchase (the “Repurchase”) by the Company from the Investor, on the date hereof, of the number of Capital Securities listed on Schedule A hereto (the “Repurchased Capital Securities”), as permitted by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009:

(a)           The Company hereby acknowledges receipt from the Investor of the certificate(s) set forth on Schedule A hereto representing the Capital Securities; and

(b)           The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Capital Securities at a price per Capital Security equal to a liquidation amount of $1,000 per Capital Security, together with any accrued and unpaid dividends to, but excluding, the date hereof.

This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

[Remainder of this page intentionally left blank]

In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF
THE TREASURY

By: /s/ Timothy G. Massad
      Name: Timothy G. Massad
Title: Assistant Secretary for Financial    Stability

FIRST MERCHANTS CORPORATION

By: /s/ Michael C. Rechin
      Name: Michael C. Rechin
Title: President and Chief Executive Officer

SCHEDULE A

General Information:
Date of Letter Agreement incorporating the Securities Purchase Agreement:	February 20, 2009
Date of Exchange Agreement:	June 30, 2010
Name of the Company:	First Merchants Corporation
Corporate or other organizational form of the Company:	Corporation
Jurisdiction of organization of the Company:	Indiana
Number of Capital Securities issued to the Investor at the Closing (as defined in the Exchange Agreement):	46,400

Terms of the Repurchase:
Number of Capital Securities repurchased by the Company:	46,400
Share certificate number (representing the Capital Securities previously issued to the Investor at the Closing):	P-1
Per share liquidation amount of Capital Securities:	$1,000
Accrued and unpaid dividends on Capital Securities:	$238,444.44
Aggregate purchase price for Repurchased Capital Securities:	$46,638,444.44
Investor wire information for payment of purchase price:	ABA Number: 021000018 Bank: The Bank of New York Mellon Account Name: BETA EESA Preferred Account Account Number: GLA/111567